Exhibit 99.1 PRESS RELEASE

STERLING RECEIVES BUSINESS LICENSE TO OPERATE CHINA PHOSPHATE PROJECT

VANCOUVER, BRITISH COLUMBIA -- (MARKET WIRE) -- 06/15/2011

Sterling Group Ventures, Inc. (OTCQB: SGGV)(FRANKFURT: GD7) (the "Company") is pleased to advise that it has received an amended Business License from the Huaihua City Administration Bureau for Industry and Commerce. The License has a term ending June 13, 2031 and allows Chenxi County Hongyu Mining Co. Ltd ("Hongyu"), a company being acquired by Silver Castle Investments Ltd., the Company's Hong Kong-based subsidiary, to operate Hongyu's mining permit under foreign ownership regulations. The License further acknowledges the acquisition of a 90% ownership interest in Hongyu by Silver Castle Investments Ltd.

Hongyu is awaiting a new tax account number, organization code and foreign exchange account and is currently preparing plans to put its phosphate deposit into production. Sterling is currently reviewing other potential phosphate acquisitions.

ON BEHALF OF THE BOARD OF DIRECTORS

Raoul Tsakok, Chairman & CEO

For further information, please contact:
Raoul Tsakok, Chairman , Richard Shao, PhD, President or Robert Smiley, JD, Director
Phone: (604) 689-4407 Fax: (604) 408-8515
Email: info@sterlinggroupventures.com

Any forward-looking statement in this press release is made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, economic and political factors, product prices and changes in international and local markets, as well as the inherent risks of the mining related business. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding resources and reserves have been based on audits conducted under Chinese methods of calculation which the SEC guidelines strictly prohibit in its filings.